Exhibit 4.2(c)

Amendment No. 2 to

Third Amended and Restated Investor Rights Agreement

THIS AMENDMENT NO. 2 to the Third Amended and Restated Investor Rights Agreement dated March 16, 2006 (this “Amendment”) amends the Third Amended and Restated Investor Rights Agreement dated May 12, 2004, as amended (the “Future IRA”) by and among Targacept, Inc. (the “Company”) and the holders of shares of the Company’s Series C Convertible Preferred Stock, $0.001 par value per share (“Series C Stock”), Series B Convertible Preferred Stock, $0.001 par value per share (“Series B Stock”), or Series A Convertible Preferred Stock, $0.001 par value per share (“Series A Stock” and, together with the Series C Stock and Series B Stock, “Preferred Stock”) party thereto. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Future IRA.

R E C I T A L S:

WHEREAS, the Future IRA was entered into in contemplation of an initial public offering of the Company’s common stock in order to amend, effective as of the closing of such initial public offering, the Company’s Second Amended and Restated Investor Rights Agreement dated November 26, 2002, as amended (the “Current IRA”), which is currently in effect; and

WHEREAS, by its terms, the Future IRA would not become effective or affect the Current IRA unless and until the prospective initial public offering is completed and would not become effective at all if such initial public offering was not completed on or before June 30, 2005 (the “Trigger Date”); and

WHEREAS, Section 3 of the Future IRA provides that the Future IRA may be amended only with the prior written consent of the Company and the holders of a majority of the outstanding Series A Registrable Securities and Series B Registrable Securities and at least 65% of the outstanding Series C Registrable Securities (collectively, the “Required Investors”); and

WHEREAS, the prospective initial public offering was not completed on or before the Trigger Date, and the Company and the undersigned holders of Preferred Stock, constituting the Required Investors, desire to amend the Future IRA as provided herein to provide for a later Trigger Date;

NOW, THEREFORE, the undersigned parties agree as follows:

1. Section 9 of the Future IRA is hereby amended by replacing “June 30, 2005” therein with “September 30, 2006.”

2. As expressly amended hereby, the Future IRA shall continue in full force and effect.

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IN WITNESS WHEREOF, this Amendment No. 2 to the Third Amended and Restated IRA is executed as of the day and year first above written.

TARGACEPT, INC.

By: /s/ J. Donald deBethizy

        Name: J. Donald deBethizy

        Title: President and CEO

R.J. REYNOLDS TOBACCO HOLDINGS, INC.

By: /s/ Charles A. Blixt

        Name: Charles A. Blixt

        Title: President

EUCLIDSR PARTNERS, L.P.

By: EuclidSr Associates, L.P.,

        its general partner

        By:/s/ Elaine V. Jones

                Elaine V. Jones

                General Partner

EUCLIDSR BIOTECHNOLOGY PARTNERS, L.P.

By: EuclidSr Biotechnology Associates, L.P.,

        its general partner

        By: /s/ Elaine V. Jones

                Elaine V. Jones

                General Partner

BURRILL BIOTECHNOLOGY CAPITAL FUND, L.P.

By: Burrill & Company (Biotechnology GP), LLC,

        its General Manager

        By: /s/ GS Burrill

                G. Steven Burrill

                Managing Member

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GENAVENT FUND

By: SGAM Alternative Investments, its Manager

        By: /s/ Jean-Yves Nothias

                Jean-Yves Nothias

                Managing Director

FCPR SGAM AI BIOTECHNOLOGY FUND

By: SGAM Alternative Investments, its Manager

By: /s/ Jean-Yves Nothias

        Jean-Yves Nothias

        Managing Director

FCPR CDC INNOVATION 2000, a venture

capital fund represented by CDC ENTREPRISES

INNOVATION, its management company

(“Societe de gestion”) with a share capital of

EUR 762,000

By:/s/ Chantal Parpex

Name: Chantal Parpex

Title: CEO

AURIGA VENTURES, a venture capital fund

represented by Auriga Partners a French limited

company with a share capital of Frf 1,825,000

By: /s/ Bernard Daugeras

        Bernard Daugeras, duly authorized therefor

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ADVENT PRIVATE EQUITY FUND II,

‘A’ LIMITED PARTNERSHIP

ADVENT PRIVATE EQUITY FUND II,

‘B’ LIMITED PARTNERSHIP

ADVENT PRIVATE EQUITY FUND II,

‘C’ LIMITED PARTNERSHIP

ADVENT PRIVATE EQUITY FUND II,

‘D’ LIMITED PARTNERSHIP

By: Advent Venture Partner, General Partner

        By: /s/ Patrick Lee

                Name: Patrick Lee

                Title: General Partner

NOMURA PHASE4 VENTURES LIMITED AS MANAGER ON BEHALF OF INTERNATIONAL PLC AND NOMURA PHASE4 VENTURES LP

By: /s/ Denise Pollard-Knight

        Name: Dr. Denise Pollard-Knight

        Title: Head of Phase 4 Ventures

NEW ENTERPRISE ASSOCIATES 10, LIMITED PARTNERSHIP

By: NEA Partners 10, Limited Partnership,

        General Partner

By: /s/ Eugene A. Trainor III

        Name: Eugene A. Trainor III

        General Partner

NEA VENTURES, 2002 LIMITED PARTNERSHIP

By: /s/ Pamela J. Clark

        Pamela J. Clark

        General Partner

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ACADEMY VENTURE FUND, LLC

By: Academy Ventures, LLC, Manager

By: /s/ John Ciannamea

        Name: John Ciannamea

        Title: Manager

CDIB BIOSCIENCE VENTURES I, INC.

By: /s/ Benny T. Hu

        Name: Benny T. Hu

        Title: President

EASTON HUNT CAPITAL PARTNERS, L.P.

By: EHC GP, LP, its General Partner

By: EHC Inc., its General Partner

By: /s/ Charles B. Hughes

        Name: Charles B. Hughes

        Title: VP

JAFCO G-9(A) VENTURE CAPITAL

INVESTMENT LIMITED PARTNERSHIP

By: JAFCO CO., LTD., its general partner

                By: /s/ H. Agata

                        Name: Hisaji Agata

                        Title: Managing Director

JAFCO G-9(B) VENTURE CAPITAL

INVESTMENT LIMITED PARTNERSHIP

By: JAFCO CO., LTD., its general partner

                By: /s/ H. Agata

                        Name: Hisaji Agata

                        Title: Managing Director

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BISON CAPITAL, LLC

By: /s/ Greg Betterton

        Name: Greg Betterton

        Title: Manager

COGENE BIOTECH VENTURES, L.P.

By: Cogene Biotech Ventures GP, L.L.C., its General Partner

By: /s/ M. Robert Dussler

        Name: M. Robert Dussler

        Title: Vice President and Managing Director

ROCK CASTLE VENTURES, L.P.

By: Rock Castle Management LLC, its General Partner

By: /s/ Eric Y. Sato

        Name: Eric Y. Sato

        Title: Managing Member of General Partner

OXFORD BIOSCIENCE PARTNERS IV L.P.

By: OBP Management IV L.P., its general partner

By: /s/ Alan G. Walton

        Name: Alan Walton

        Title: Sr. G.P.

mRNA FUND II L.P.

By: OBP Management IV L.P., its general partner

By: /s/ Alan G. Walton

        Name: Alan Walton

        Title: Sr. G.P.